FirstEnergy Corp.                    For Release: March 17, 2015
76 South Main Street
Akron, Ohio 44308
www.firstenergycorp.com

News Media Contact:                Investor Contact:
Tricia Ingraham                    Irene Prezelj
(330) 384-5247                    (330) 384-3859

Dr. Jerry Sue Thornton Elected to FirstEnergy Board of Directors;
Catherine Rein and Wes Taylor to Retire from Board

AKRON, Ohio - FirstEnergy Corp. (NYSE: FE) today announced that Dr. Jerry Sue Thornton, 68, has been elected to the company’s Board of Directors. Thornton is the former president of Cuyahoga Community College (TRI-C) in Cleveland, Ohio, and currently serves as president emeritus of TRI-C as well as chief executive officer of Dream Catcher Educational Consulting, which provides coaching and professional development for newly selected college and university presidents.

Additionally, Catherine A. Rein and Wes M. Taylor will retire from the FirstEnergy Board of Directors on May 19. Anthony J. Alexander, executive chairman, will step down from the Board on May 1, as previously announced. These changes will bring the size of FirstEnergy’s Board to 13 members.

“Cathy and Wes have served FirstEnergy for 14 and 11 years, respectively,” said Lead Independent Director George Smart. “They provided wise counsel and business expertise through periods of challenge and growth, including our merger with Allegheny Energy in 2011. We thank them for their years of service and wish them well in the future.”

“I welcome to our Board Dr. Jerry Sue Thornton, who has extensive executive management experience, and is a recognized leader in the Northeast Ohio community,” Smart said.

Thornton is nationally known in the community college field and has a scholarship and a center bearing her name at TRI-C.  She guided the school through unprecedented growth and development, and campaigned to sustain the tax levy that supports the college. She also grew its foundation from $1.3 million to nearly $40 million. Prior to her presidency at TRI-C, she served as the president of Lakewood Community College in White Bear Lake, Minn. and as dean of Arts and Sciences at Triton College in

River Grove, Ill. She received her bachelor’s and master’s degrees from Murray State University in Murray, Ky. and earned her Ph.D. in Educational Administration from The University of Texas.

Thornton currently serves on the boards of Applied Industrial Technologies, RPM International Inc., University Hospitals Health System Inc., the Mandel Foundation, and the Rock and Roll Hall of Fame and Museum/Cleveland Rock and Roll Inc.  Her prior corporate directorships include American Family Mutual Insurance Co., Inc., American Greetings Corp., BridgeStreet Worldwide, Inc., National City Corporation and OfficeMax Inc.

Rein has been a director of FirstEnergy Corp. since 2001 and served on the board of the former GPU, Inc., from 1989 to 2001, when GPU merged with FirstEnergy. She is a member of the Audit and Compensation committees. Rein holds a Bachelor of Arts degree in labor management from The Pennsylvania State University, and earned a law degree from New York University School of Law. She is the former president and CEO of Metropolitan Property and Casualty Insurance Company, and retired from MetLife, Inc., in 2008 as senior executive vice president and chief administrative officer. She continues to serve as a director of The Bank of New York Mellon Corporation.

Taylor has been a director of FirstEnergy Corp. since 2004, serving on the Compensation and Nuclear committees. He earned Bachelor and Master of Science degrees in mechanical engineering from Texas A&M University, and completed the Advanced Management Program at the Harvard Graduate School of Business as well as the Reactor Technology Course for Utility Executives at the Massachusetts Institute of Technology. He served as the president of Dallas Power & Light and then TXU Generation for more than 20 years before retiring in 2004. Taylor is past chairman of the National Coal Council; the National Nuclear Accrediting Board; and the Electric Power Research Institute’s Nuclear Power Council. He also was a member of the Edison Electric Institute’s Policy Committee on the Environment, the National Mining Association Board of Directors and the Coal-Based Generation Stakeholders Group. He remains the chairman of the Board of Directors of Arch Coal, Inc.

FirstEnergy is a diversified energy company dedicated to safety, reliability and operational excellence. Its 10 electric distribution companies form one of the nation's largest investor-owned electric systems, serving customers in Ohio, Pennsylvania, New Jersey, West Virginia, Maryland and New York. Its generation subsidiaries control nearly 18,000 megawatts of capacity from a diversified mix of scrubbed coal, non-emitting nuclear, natural gas, hydro and other renewables. Follow FirstEnergy on Twitter @FirstEnergyCorp.

Photos of these executives are available for download on Flickr.

Forward-Looking Statements: This news release includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements include declarations regarding management's intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” "forecast," "will," "intend," “believe,” "project," “estimate” and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following: the speed and nature of increased competition in the electric utility industry, in general, and the retail sales market in particular; the ability to experience growth in the Regulated Distribution and Regulated Transmission segments and to successfully implement our revised sales strategy for the Competitive Energy Services segment; the accomplishment of our regulatory and operational goals in connection with our transmission investment plan, pending transmission and distribution rate cases and the effectiveness of our repositioning strategy to reflect a more regulated business profile; changes in assumptions regarding economic conditions within our territories, assessment of the reliability of our transmission system, or the availability of capital or other resources supporting identified transmission investment opportunities; the impact of the regulatory process on the pending matters at the federal level and in the various states in which we do business including, but not limited to, matters related to rates and pending rate cases, including the Electric Security Plan IV in Ohio; the impact of the federal regulatory process on the Federal Energy Regulatory Commission (FERC) regulated entities and transactions, in particular FERC regulation of wholesale energy and capacity markets, including PJM Interconnection, L.L.C. (PJM) markets and FERC-jurisdictional wholesale transactions; FERC regulation of cost-of-service rates, including FERC Opinion No. 531’s revised Return on Equity methodology for FERC-jurisdictional wholesale generation and transmission utility service, and FERC’s compliance and enforcement activity, including compliance and enforcement activity related to North American Electric Reliability Corporation’s mandatory reliability standards; the uncertainties of various cost recovery and cost allocation issues resulting from American Transmission Systems, Incorporated's realignment into PJM; economic or weather conditions affecting future sales and margins such as a polar vortex or other significant weather events, and all associated regulatory events or actions; regulatory outcomes associated with storm restoration costs, including but not limited to, Hurricane Sandy, Hurricane Irene and the October snowstorm of 2011; changing energy, capacity and commodity market prices including, but not limited to, coal, natural gas and oil, and their availability and impact on retail margins; the continued ability of our regulated utilities to recover their costs; costs being higher than anticipated and the success of our policies to control costs and to mitigate low energy, capacity and market prices; other legislative and regulatory changes, and revised environmental requirements, including, but not limited to, proposed greenhouse gases emission and water discharge regulations and the effects of the United States Environmental Protection Agency's coal combustion residuals regulations, Cross-State Air Pollution Rule, Mercury and Air Toxics Standards, including our estimated costs of compliance, and Clean Water Act 316(b) water intake regulation; the uncertainty of the timing and amounts of the capital expenditures that may arise in connection with any litigation, including New Source Review litigation, or potential regulatory initiatives or rulemakings (including that such expenditures could result in our decision to deactivate or idle certain generating units); the uncertainties associated with the deactivation of certain older regulated and competitive fossil units, including the impact on vendor commitments, and the timing thereof as they relate to the reliability of the transmission grid; the impact of other future changes to the operational status or availability of our generating units; adverse regulatory or legal decisions and outcomes with respect to our nuclear operations (including, but not limited to the revocation or non-renewal of necessary licenses, approvals or operating permits by the Nuclear Regulatory Commission or as a result of the incident at Japan's Fukushima Daiichi Nuclear Plant); issues arising from the indications of cracking in the shield building at Davis-Besse; the risks and uncertainties associated with litigation, arbitration, mediation and like proceedings, including, but not limited to, any such proceedings related to vendor commitments; the impact of labor disruptions by our unionized workforce; replacement power costs being higher than anticipated or not fully hedged; the ability to comply with applicable state and federal reliability standards and energy efficiency and peak demand reduction mandates; changes in customers' demand for power, including, but not limited to, changes resulting from the implementation of state and federal energy efficiency and peak demand reduction mandates; the ability to accomplish or realize anticipated benefits from strategic and financial goals, including, but not limited to, the ability to continue to reduce costs and to successfully execute our financial plans designed to improve our credit metrics and strengthen our balance sheet through, among other actions, our previously-implemented dividend reduction and our other proposed capital raising initiatives; our ability to improve electric commodity margins and the impact of, among other factors, the increased cost of fuel and fuel transportation on such margins; changing market conditions that could affect the measurement of certain liabilities and the value of assets held in our Nuclear Decommissioning Trusts, pension trusts and other trust funds, and cause us and/or our subsidiaries to make additional contributions sooner, or in amounts that are larger than currently anticipated; the impact of changes to material accounting policies; the ability to access the public securities and other capital and credit markets in accordance with our announced financial plans, the cost of such capital and overall condition of the capital and credit markets affecting us and our subsidiaries; actions that may be taken by credit rating agencies that could negatively affect us and/or our subsidiaries' access to financing, increase the costs thereof, and increase requirements to post additional collateral to support outstanding commodity positions, letters of credit and other financial guarantees; changes in national and regional economic conditions affecting us, our subsidiaries and/or our major industrial and commercial customers, and other counterparties with which we do business, including fuel suppliers; the impact of any changes in tax laws or regulations or adverse tax audit results or rulings; issues concerning the stability of domestic and foreign financial institutions and counterparties with which we do business; the risks associated with cyber-attacks on our electronic data centers that could compromise the information stored on our networks, including proprietary information and customer data; and the risks and other factors discussed from time to time in our United States Securities and Exchange Commission filings, and other similar factors. Dividends declared from time to time on FirstEnergy Corp.‘s common stock during any period may in the aggregate vary from prior periods due to circumstances considered by FirstEnergy Corp.‘s Board of Directors at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. The foregoing review of factors should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy's business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. FirstEnergy expressly disclaims any current intention to update, except as required by law, any forward-looking statements contained herein as a result of new information, future events or otherwise.

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